Exhibit (k) (8)

FORM OF TRIPLEPOINT VENTURE GROWTH BDC CORP.

PRIVATE PLACEMENT PURCHASE AGREEMENT

PRIVATE PLACEMENT PURCHASE AGREEMENT, dated as of February [•], 2014 (this “Agreement”), by and between TriplePoint Venture Growth BDC Corp., a Maryland corporation (the “Company”), and [•], a [NAME OF STATE] [ENTITY TYPE] (the “Purchaser”).

WHEREAS, the Company has filed a registration statement on Form N-2 (File No. 333-191871) (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”), with the Securities and Exchange Commission (the “SEC”) in connection with the Company’s proposed initial public offering (the “IPO”) of the Company’s common stock, par value $0.01 per share (the “Common Stock”); and

WHEREAS, concurrent with the closing of the IPO, the Company desires to issue and sell, and the Purchaser desires to purchase, upon the terms and conditions set forth in this Agreement, [•] shares of Common Stock (the “Private Placement Shares” and each, a “Private Placement Share”) at the initial public offering price per share of Common Stock in the IPO, which results in an aggregate purchase price of $[•] (the “Purchase Amount”); and

WHEREAS, the Purchaser has a substantive, pre-existing relationship with the Company and was not solicited by the Registration Statement;

NOW, THEREFORE, for and in consideration of the premises and the mutual covenants hereinafter set forth, the parties hereto do hereby agree as follows:

1.                                      Sale and Purchase of Private Placement Shares.  Subject to and concurrent with the closing of the IPO, the Company shall issue and sell to the Purchaser and the Purchaser shall purchase from the Company, at a purchase price per Private Placement Share equal to the initial public offering price per share of Common Stock in the IPO, [•] Private Placement Shares.

2.                                      Closing.  The closing of the purchase and sale of the Private Placement Shares hereunder, including payment for and delivery of the Private Placement Shares, will take place at the offices of the Company or the Company’s legal counsel concurrently with, and shall be subject to, the closing of the IPO.  At the closing, the Company shall deliver in book-entry form the Private Placement Shares being purchased by the Purchaser, registered in the name of the Purchaser or the Purchaser’s nominee upon payment of the Purchase Amount in immediately available funds by wire transfer to an account designated by the Company or by such other method satisfactory to the Company in its discretion.

3.                                      Representations and Warranties of the Company.  In connection with the issuance and sale of the Private Placement Shares, the Company hereby represents and warrants to the Purchaser the following:

3.1                               The Company is a corporation duly formed, validly existing and in good standing under the laws of the State of Maryland and the Company has all necessary corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby.

3.2                               All corporate action necessary to be taken by the Company to authorize the execution, delivery and performance of this Agreement and all other agreements and instruments delivered by the Company in connection with the transactions contemplated hereby has been duly and validly taken and this Agreement has been duly executed and delivered by the Company.  This Agreement constitutes the valid, binding and enforceable obligation of the Company, enforceable in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or similar laws of general application now or hereafter in effect affecting the rights and remedies of creditors and by general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity).  The issuance and sale by the Company of the Private Placement Shares does not conflict with its organizational documents or any material contract by which the Company or its property or assets is bound, or any federal or state laws or regulations or decree, ruling or judgment of any United States or state court applicable to the Company or its property or assets.

3.3                               The Private Placement Shares to be purchased pursuant to this Agreement have been duly and validly authorized by the Company for issuance and sale pursuant to this Agreement.

3.4                               The Company has a substantive, pre-existing relationship with the Purchaser and was directly contacted by the Purchaser or its agents outside of the IPO effort.  The Company (i) did not identify or contact the Purchaser through the marketing of the IPO and (ii) was not independently contacted by the Purchaser as a result of the general solicitation by means of the Registration Statement.

4.                                      Representations and Warranties of the Purchaser.  The Purchaser hereby represents and warrants to the Company that:

4.1                               The Purchaser is an “accredited investor” as that term is defined in Rule 501 of Regulation D promulgated under the Securities Act.  The Purchaser has accurately completed the Accredited Investor Questionnaire attached hereto as Exhibit A indicating the basis for such Purchaser’s accredited investor status. The Purchaser (i) has such knowledge, sophistication and experience in financial and business matters and in making investment decisions of this type that the Purchaser is capable of evaluating the merits and risks of an investment in the Private Placement Shares and of making an informed investment decision; (ii) is capable of protecting the Purchaser’s own interest or has engaged representatives or advisors to assist it in protecting such interests; (iii) is capable of bearing the economic risk of such investment; and (iv) in making its decision to enter into this Agreement has conducted its own due diligence, has been represented by competent counsel and financial advisors and has not relied on oral or written advice from the Company or its affiliates, representatives or agents or on representations or warranties of the Company other than those set forth in this Agreement.

4.2                               The Private Placement Shares are being acquired for the Purchaser’s own account, only for investment purposes and not with a view to, or for resale in connection with, any public distribution or public offering thereof within the meaning of the Securities Act.

4.3                               The Purchaser is a [ENTITY TYPE] duly formed, validly existing and in good standing under the laws of [NAME OF STATE].  The Purchaser has all necessary power and authority to enter into this Agreement and to consummate the transactions contemplated hereby.

4.4                               All action necessary to be taken by the Purchaser to authorize the execution, delivery and performance of this Agreement and all other agreements and instruments delivered by the Purchaser in connection with the transactions contemplated hereby has been duly and validly taken and this Agreement has been duly executed and delivered by the Purchaser.  This Agreement constitutes the valid, binding and enforceable obligation of the Purchaser, enforceable in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or similar laws of general application now or hereafter in effect affecting the rights and remedies of creditors and by general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity).  The execution and delivery of this Agreement and the consummation of the transactions contemplated herein does not conflict with the organizational documents of the Purchaser or with any material contract by which the Purchaser or its property or assets is bound, or any laws or regulations or decree, ruling or judgment of any court applicable to the Purchaser or its property or assets.

4.5                               Other than the requisite corporate action and all necessary authorizations, consents, approvals, elections and waivers that have been obtained, no authorization, approvals or consents from, or registration, declaration or filings with, any lender, partner, member, shareholder, beneficiary, tenant, creditor, investor, governmental authority or other person is required in order for the Purchaser to execute and deliver this Agreement and consummate the transactions contemplated herein.

4.6                               The Purchaser understands and acknowledges that the offering of the Private Placement Shares pursuant to this Agreement will not be registered under the Securities Act on the grounds that the offering and sale of the Private Placement Shares is exempt from registration under the Securities Act pursuant to Rule 506 of Regulation D thereof and exempt from registration pursuant to applicable state securities or blue sky laws and, therefore, the Private Placement Shares will be characterized as “restricted securities” under the Securities Act and such laws and may not be sold unless the resale of such Private Placement Shares is subsequently registered under the Securities Act and qualified under state law or unless an exemption from such registration and such qualification is available.

4.7                               The Purchaser has a substantive, pre-existing relationship with the Company and was directly contacted by the Company or the Company’s agents outside of the IPO effort.  The Purchaser (i) was not identified or contacted through the marketing of the IPO and (ii) did not independently contact the Company as a result of the general solicitation by means of the Registration Statement.

4.8                               The Purchaser (i) has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of the Purchaser’s prospective investment in the Private Placement Shares; (ii) has the ability to bear the economic risks of the Purchaser’s prospective investment; (iii) has not been offered the Private Placement Shares by any form of advertisement, article, notice, or other communication published in any newspaper, magazine, or similar medium; or broadcast over television or radio; or any seminar or meeting whose attendees have been invited by any such medium; (iv) has been afforded the opportunity to ask such questions as the Purchaser has deemed necessary of, and to receive answers from, representatives of the Company concerning the terms and conditions of the issuance and/or delivery of the Private Placement Shares; and (v) has been afforded access to information about the

Company and its financial condition and results of operations sufficient to evaluate the Purchaser’s investment in, or receipt of, the Private Placement Shares.

4.9                               The Purchaser represents that neither it nor, to the best of its knowledge and belief based upon reasonable inquiry, any person or entity controlling, controlled by or under common control with it, nor any person having a direct or indirect beneficial interest in it, nor any person on whose behalf the Purchaser is acting: (i) is a person listed in the Annex to Executive Order No. 13224 (2001) issued by the President of the United States (Executive Order Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit, or Support Terrorism); (ii) is named on the List of Specially Designated Nationals and Blocked Persons or is otherwise the subject of any economic or financial sanctions or trade embargoes administered or enforced by the U.S. Department of the Treasury’s Office of Foreign Assets Control, the U.S. Department of State or Commerce or any other U.S. government authority, the United Nations Security Council, or the European Union; (iii) is a non-U.S. shell bank or is providing banking services indirectly to a non-U.S. shell bank; (iv) is a senior non-U.S. political figure or an immediate family member or close associate of such figure; or (v) is otherwise prohibited from investing in the Company pursuant to applicable U.S. anti-money laundering, anti-terrorist and asset control laws, regulations, rules or orders (categories (i) through (v), each a “Prohibited Investor”).  The Purchaser agrees to provide the Company, promptly upon request, all information that the Company reasonably deems necessary or appropriate to comply with applicable U.S. anti-money laundering, anti-terrorist and asset control laws, regulations, rules and orders.  The Purchaser consents to the disclosure to U.S. regulators and law enforcement authorities by the Purchaser and its affiliates and agents of such information about the Purchaser as the Company reasonably deems necessary or appropriate to comply with applicable U.S. anti-money laundering, anti-terrorist and asset control laws, regulations, rules and orders.  The Purchaser acknowledges that if, following its investment in the Company, the Company reasonably believes that the Purchaser is a Prohibited Investor or is otherwise engaged in suspicious activity or refuses to provide promptly information that the Company requests, the Company has the right or may be obligated to prohibit additional investments, segregate the assets constituting the investment in accordance with applicable regulations or immediately require the Purchaser to transfer the shares.  The Purchaser further acknowledges that the Purchaser will have no claim against the Company or any of its affiliates or agents for any form of damages as a result of any of the foregoing actions.

4.10                        The Purchaser is not a Benefit Plan Investor.  For purposes of this Section 4.10, a “Benefit Plan Investor” is (i) any employee benefit plan subject to the fiduciary responsibility provision of Title I of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), (ii) any plan subject to Section 4975 of the Code or (iii) any entity whose underlying assets include “plan assets” (as defined in ERISA and the regulations thereunder) by reason of a plan’s investment in the entity.

5.                                      Successors and Assigns.  Except as otherwise expressly provided herein, all covenants and agreements contained in this Agreement by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors of the parties hereto whether so expressed or not.  Notwithstanding the foregoing or anything to the contrary herein, the parties may not assign this Agreement or their obligations hereunder.

6.                                      Amendments.  This Agreement may not be amended, modified or waived, in whole or in part, except by an agreement in writing signed by each of the parties hereto.

7.                                      Counterparts; Facsimile.  This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same instrument.  This Agreement or any counterpart may be executed via facsimile transmission, and any such executed facsimile copy shall be treated as an original.

8.                                      Governing Law.  This Agreement shall for all purposes be deemed to be made under and shall be construed in accordance with the laws of the State of New York.  The parties hereby agree that any action, proceeding or claim against it arising out of or relating in any way to this Agreement shall be brought and enforced in the courts of the State of New York or the United States District Court for the Southern District of New York, and irrevocably submit to such jurisdiction, which jurisdiction shall be exclusive.  The parties hereby waive any objection to such exclusive jurisdiction and agree not to plead or claim that such courts represent an inconvenient forum.

9.                                      Third Party Beneficiaries.  This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

10.                               Legends.  Each certificate, if any, representing the Private Placement Shares shall be endorsed with the following legend or a substantially similar legend:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND ARE “RESTRICTED SECURITIES” AS DEFINED IN RULE 144 PROMULGATED UNDER THE SECURITIES ACT.  THE SECURITIES MAY NOT BE SOLD OR OFFERED FOR SALE OR OTHERWISE DISTRIBUTED EXCEPT (I) IN CONJUNCTION WITH AN EFFECTIVE REGISTRATION STATEMENT FOR THE SHARES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (II) PURSUANT TO AN OPINION OF COUNSEL, SATISFACTORY TO THE COMPANY, THAT SUCH REGISTRATION OR COMPLIANCE IS NOT REQUIRED AS TO SAID SALE, OFFER, OR DISTRIBUTION.  THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE TERMS AND CONDITIONS OF THE PRIVATE PLACEMENT PURCHASE AGREEMENT, DATED AS OF FEBRUARY [•] 2014, BY AND BETWEEN TRIPLEPOINT VENTURE GROWTH BDC CORP. AND THE PURCHASER NAMED THEREIN.”

The Purchaser understands that the registrar and transfer agent for the shares will not be required to accept for registration or transfer any shares acquired by the Purchaser except upon presentation of evidence, satisfactory to the Company and the transfer agent, that the proposed transfer complies with the foregoing.

11.                               Severability. In case any provision of this Agreement shall be found by a court of law to be invalid, illegal, or unenforceable, the validity, legality, and enforceability of the remaining provisions of this Agreement shall not in any way be affected or impaired thereby.

12.                               Entire Agreement. This Agreement and the other documents delivered pursuant hereto constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof and they supersede, merge, and render void every other prior written and/or oral understanding or agreement among or between the parties hereto.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

TRIPLEPOINT VENTURE GROWTH BDC CORP.

By:
Name:
Title:

[ENTITY NAME]

By:
Name:
Title:

[Signature Page to Private Placement Purchase Agreement]

EXHIBIT A

ACCREDITED INVESTOR QUESTIONNAIRE

ACCREDITED INVESTOR STATUS FOR ENTITIES

(Please check the applicable boxes):

1.                                      ☐                                    A bank as defined in Section 3(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”) acting in its individual or fiduciary capacity; a savings and loan association or other institution as defined in Section 3(a)(5)(A) of the Securities Act acting in its individual or fiduciary capacity; a broker or dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934, as amended; an insurance company as defined in section 2(13) of the Securities Act; an investment company registered under the Investment Company Act of 1940, as amended, or a business development company as defined in Section 2(a)(48) of the Securities Act; a small business investment company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958; an employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) and (i) the investment decision is made by a plan fiduciary, as defined in Section 3(21) of ERISA, which is either a bank, savings and loan association, insurance company or registered investment adviser, or (ii) the employee benefit plan has total assets over $5,000,000, or (iii) the employee benefit plan is self directed and its investment decisions are made solely by persons that are accredited investors (within the meaning of Rule 501(a) under the Securities Act); a plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions for the benefit of its employees, and such plan has assets in excess of $5,000,000.

2.                                      ☐                                    A private business development company as defined in Section 202(a)(22) of the Investment Advisers Act of 1940, as amended.

3.                                      ☐                                    An organization described in Section 501(c)(3) of the Internal Revenue Code of 1986, as amended, a corporation, a Massachusetts or similar business trust, or a partnership, not formed for the specific purpose of acquiring the Private Placement Shares, with total assets in excess of $5,000,000.

4.                                      ☐                                    A trust with total assets in excess of $5,000,000, that was not formed for the specific purpose of purchasing the Private Placement Shares and whose purchase is directed by a sophisticated person as described in Rule 506(b)(2)(ii).

5.                                      ☐                                    An entity in which all of the equity owners are accredited investors (within the meaning of Rule 501(a) under the Securities Act).